Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Mazor Robotics Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” included in the prospectus.

Our report refers to the fact that  the Company determined that in September 2012 its functional currency had changed from New Israel Shekel to the U.S. dollar.

Somekh Chaikin
Certified Public Accountants (Israel)
Member firm of KPMG International

Haifa, Israel
August 1, 2013